UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2008, Illumina, Inc. (the "Company") entered into an Executive Transition Agreement with John R. Stuelpnagel, a director and the Senior Vice President, Chief Operating Officer and General Manager, Microarrays, of the Company. Pursuant to the agreement, Mr. Stuelpnagel agreed to resign from his current positions at, and resign as a director of, the Company, effective April 1, 2008. At such time, through March 30, 2009, Mr. Stuelpnagel agreed to become a part-time employee of the Company, having the title of Illumina Fellow, at which position he will be responsible for acting in an advisory capacity to the Company’s Chief Executive Officer and management.

Mr. Stuelpnagel’s Change In Control Severance Agreement with the Company, which was entered into on August 21, 2006 and provided for specified benefits to Mr. Stuelpnagel in the event of certain changes in his employment relationship with the Company in connection with a change in control, will terminate, effective April 1, 2008. From April 1, 2008 through March 31, 2009, Mr. Stuelpnagel’s stock options will continue vesting as if he were a full-time employee, and he will continue to receive Company health and welfare benefits. However, Mr. Stuelpnagel will not be eligible during that time to receive any bonus or stock option or restricted stock unit grants. In connection with the Executive Transition Agreement, the parties also executed a mutual release, agreeing to discharge any known or unknown claims against each other or the Company’s past and present directors, officers, employees, attorney and agents.

Mr. Stuelpnagel may terminate the Executive Transition Agreement at any time and for any reason by prior written notice to the Company’s Chief Executive Officer. The Company may terminate the agreement for material breach by Mr. Stuelpnagel, or for violations of his employee obligations, which remain uncured for 30 days after Mr. Stuelpnagel receives written notice of the breach or violation.

The above description of the Executive Transition Agreement and mutual release does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement and release, copies of which the Company intends to include as exhibits to its next Quarterly Report to be filed with the Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

Effective April 1, 2008, the Company’s Change In Control Severance Agreement with Mr. Stuelpnagel will terminate. The text under Item 1.01 above is incorporated by reference hereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

March 25, 2008	By:	Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President and Chief Financial Officer